UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 6, 2017

BREKFORD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52719	20-408662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 6, 2017, Brekford Corporation (the “Company”) entered into a Contribution and Unit Purchase Agreement (the “Agreement”) with LB&B Associates Inc. (the “Purchaser”) and Global Public Safety, LLC (“GPS”). Pursuant to the Agreement, on the closing date for the Agreement (the “Closing”) the Company will contribute substantially all assets and certain liabilities related to its vehicle services business (the “Business”) to GPS, a limited liability company owned by Brekford. After the Closing, Brekford will continue to own and run other business operations that are not related to the Business.

On the Closing, GPS will sell units representing 80.1% of the units of GPS to the Purchaser for $6,000,000 $4,000,000 of which will be paid in cash, and $2,000,000 of which will be paid by the Purchaser issuing a promissory note to the Company that will be secured by the Purchaser’s GPS units.

On February 6, 2017, the Purchaser made a deposit of $250,000 (the “Deposit”) pursuant to the terms of the agreement. The Deposit is nonrefundable, if the Closing has not occurred by February 28, 2017 as a result of the Purchaser failing to complete its conditions precedent to closing, which include obtaining financing for the cash portion of the purchase price and consent from its lender, provided that the Purchaser’s inability to fulfill its closing obligations was not caused by the Company.

After the Closing, Brekford will continue to own 19.9% of the units of GPS. On the Closing, the Company will be enter into certain ancillary agreements including a Transition Services Agreement, pursuant to which Brekford will provide services to GPS to promote the efficient transition of the acquired assets; a Pre Novation Agreement, pursuant to which performance under certain contracts being assigned to GPS will be made while these contracts are being assigned to GPS; a Sublease, pursuant to which the Company will lease office space from GPS; and an Amended and Restated Limited Liability Company Agreement which will govern the running of GPS.

The foregoing information is a summary of the Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01    Other Events

On February 6, 2017, Brekford Corporation (the “Company”) issued the press release annexed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

10.1	Contribution and Unit Purchase Agreement

99.1	Press release, dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: February 6, 2017	By:	/s/ Rodney Hillman
Name Rodney Hillman
Title President and Chief Operating Officer

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